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                                                                   EXHIBIT 99(a)
                     VIRGINIA FIRST FINANCIAL CORPORATION
                           Franklin & Adams Streets
                          Petersburg, Virginia 23803
                   PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                   Proxy Solicited by the Board of Directors

The undersigned hereby constitutes Preston H. Cottrell, William L. Eure, Jr. and Benjamin S. Gill or any of them, attorneys and proxies, with power of substitution in each, to act for the undersigned with respect to all shares of Common Stock of Virginia First Financial Corporation ("Virginia First") held of record by the undersigned on October 15, 1997, at the Annual Meeting of Shareholders to be held at the Main Office of Virginia First at the Corner of Franklin & Adams Streets, Petersburg, Virginia on November 26, 1997, at 4:00 p.m., or any adjournment thereof, for the following purposes:

     1. To approve an Agreement and Plan of Reorganization, dated as of May 6, 1997 (the "Reorganization Agreement"), by and among Virginia First, BB&T Corporation, a North Carolina corporation ("BB&T"), and BB&T Financial Corporation of Virginia, a Virginia corporation and wholly owned subsidiary of BB&T ("BB&T Financial-VA"), and a related Plan of Merger (the "Plan of Merger"), pursuant to which each share of common stock of Virginia First will be converted into the right to receive shares of common stock of BB&T and cash, in amounts to be determined as described in the accompanying Proxy Statement/Prospectus. A copy of the Reorganization Agreement and the Plan of Merger set forth therein is attached to the Proxy Statement/Prospectus as Appendix I.

          [ ] FOR             [ ] AGAINST           [ ] ABSTAIN

     2.   To elect as directors the four nominees listed below.

          [ ] FOR all nominees listed below         [ ] WITHHOLD AUTHORITY to
              (except as marked to the contrary)        vote for all nominees


          INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below)

                             Frasier W. Brickhouse
                               William A. Patton
                             Francis R. Payne, Jr.
                          John H. VanLandingham, Jr.

     3. To ratify the appointment by the Board of Directors of the firm of KPMG Peat Marwick LLP as Virginia First's independent auditors for the fiscal year 1998; and

          [ ] FOR             [ ] AGAINST           [ ] ABSTAIN

     4. To vote on such other business as may property come before the meeting.

     This proxy when properly executed will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted for 1, 2 and 3.

                                    Please sign name exactly as it appears on the stock certificate. Only one of several joint owners need sign. Fiduciaries should give full title.

                                    ---------------------     ----------
                                    Signature                 Date

                                    ---------------------     ----------
                                    Signature                 Date

                                    I plan ____, do not plan ___, to attend the 1997 Annual Meeting.

                                            PLEASE MARK, SIGN, DATE AND RETURN
                                            THE PROXY PROMPTLY